Exhibit 3.35

FORM MUST BE TYPED	Articles of Merger	FORM MUST BE TYPED
Involving Domestic Entities
(General Laws Chapter 156D, Section 11.06; 950 CMR 113.36)
(1)	Exact name of each domestic corporation or other entity involved in the merger:

International Electronics, Inc.

Acquisition Sub 2007-2, Inc.

(2)	Exact name of the surviving entity: International Electronics, Inc.

(3)	The merger shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified:
(check appropriate box)
(4)	☐ The plan of merger was duly approved by the shareholders, and where required, by each separate voting group as provided by G.L. Chapter 156D and the articles of organization.

OR

☑ The plan of merger did not require the approval of the shareholders.
(5)	Participation of each other entity was duly authorized by the law under which the other entity is organized or by which it is governed and by its articles of organization or other organizational documents.

(6)	Attach any amendment to articles of organization of the surviving entity, where the survivor is a domestic business corporation.

(7)	Attach the articles of organization of the surviving entity where the survivor is a NEW domestic business corporation, including all the supplemental information required by 950 CMR 113.16

P.C.

Signed by:	/s/ Edward J. Cooney

(signature of authorized individual)
☐	Chairman of the board of directors,

☐	President,

☑	Other officer,

☐	Court - appointed fiduciary,

on this 13th day of July, 2007.

Signed by:	/s/ [ILLEGIBLE]

(signature of authorized individual)
☐	Chairman of the board of directors,

☑	President,

☐	Other officer,

☐	Court - appointed fiduciary,

on this 13th day of July, 2007.

THE COMMONWEALTH OF MASSACHUSETTS
I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:
July 16, 2007 3:04 PM
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06; 950 CMR 113-34)
(1) Exact name of corporation: ACQUISITION SUB 2007-2, INC.
(2) Registered office address: One International Place, Boston, MA 02110-2624
(number, street, city or town, state, zip code)
(3) These articles of amendment affect article(s): Article VI
(specify the number(s) of article(s) being amended (I - VI))
(4) Date adopted: May 8, 2007
(month, day, year)
(5) Approved by:
     (check appropriate box)
     ☑ the incorporators.
     ☐ the board of directors without shareholder approval and shareholder approval was not required.
     ☐ the board of directors and the shareholders in the manner required by law and the articles of organization.
(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.
Article VI:
See attached Exhibit A.

P.C.

Signed by:	/s/ Dawn M. Urbanowicz

(signature of authorized individual)
☐	Chairman of the board of directors,

☐	President,

☑	Other officer,

☐	Court - appointed fiduciary,

on this 8th day of May, 2007.

Exhibit A

Article VI:
     6.1. The corporation may carry on its business and affairs to the same extent as might an individual, whether as principal, agent, contractor or otherwise.
     6.2. The corporation may carry on any business, operation or activity necessary or convenient to carry out its business and affairs through a wholly or partly owned subsidiary.
     6.3. The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the shareholders.
     6.4. Approval of a plan of merger or a share exchange requires the approval by a majority of all the shares entitled to vote on the matter by these articles of organization, the by-laws, or under applicable law.
     6.5. The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.
     6.6. A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Act as in effect at the time such liability is determined. No amendment or repeal of this Article 6.6 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
     6.7. Action required or permitted by the Massachusetts Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote are present and voting; provided, however, that if at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, for so long as such class is so registered, any action by the shareholders of such class must be taken at a meeting of shareholders and may not be taken by written consent.
     6.8. The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Massachusetts Business Corporation Act or the general laws of said Commonwealth.

THE COMMONWEALTH OF MASSACHUSETTS
I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:
May 08, 2007 3:46 PM
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

Articles of Organization
(General Laws Chapter 156D, Section 2.02; 950 CMR 113.16)
ARTICLE I
The exact name of the corporation is:
ACQUISITION SUB 2007-2, INC.
ARTICLE II
Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:
ARTICLE III
State the total number of shares and par value, * if any, of each class of stock that the corporation is authorized to issue. All corporations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common	100

*	G L Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto

P.C.

ARTICLE IV
Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.
Not applicable.
ARTICLE V
The restrictions, if any, imposed by the articles of organization upon the transfer of shares of any class or series of stock are:
None.
ARTICLE VI
Other lawful provisions, and if there are no such provisions, this article may be left blank.
Note The preceding six (6) articles are considered to be permanent and may be changed only by filing appropriate articles of amendment.

ARTICLE VII
The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:
ARTICLE VIII
The information contained in this article is not a permanent part of the articles of organization.
a.	The street address of the initial registered office of the corporation in the commonwealth: c/o Ropes & Gray, One International Place, Boston, MA 02110-2624

b.	The name of its initial registered agent at its registered office: Shawnte Mitchell

c.	The names and addresses of the individuals who will serve as the initial directors, president, treasurer and secretary of the corporation (an address need not be specified if the business address of the officer or director is the same as the principal office location):
President: Richard L. Bready, c/o Nortek, Inc., 50 Kennedy Plaza, Providence, RI 02903
Treasurer: Edward J. Cooney, c/o Nortek, Inc., 50 Kennedy Plaza, Providence, RI 02903
Secretary: Kevin W. Donnelly, c/o Nortek, Inc., 50 Kennedy Plaza, Providence, RI 02903
Director(s): Richard L. Bready and Edward J. Cooney. Both located at c/o Nortek, Inc., 50 Kennedy Plaza, Providence, RI
d.	The fiscal year end of the corporation:

12/31

e.	A brief description of the type of business in which the corporation intends to engage: To carry on general manufacturing business activities, including (without limitation) the acquiring, holding, operating, and constructing of products and Businesses and interest or right therein.

f.	The street address of the principal office of the corporation: One International Place, Boston, MA 02110-2624

g.	The street address where the records of the corporation required to be kept in the commonwealth are located is:
One International Place. Boston. MA 02110-2624, which is
(number, street, city or town, state, zip code)
☐	its principal office;

☐	an office of its transfer agent;

☐	an office of its secretary/assistant secretary;

☑	its registered office.
Signed this 2nd day of May, 2007 by the incorporator(s):
signature: /s/ Dawn M. Urbanowicz
Name: Dawn M. Urbanowicz
Address: c/o Nortek, Inc., 50 Kennedy Plaza, Providence, RI 02903

Examiner

Name approval

C

M
COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Articles of Organization
(General Laws Chapter 156D, Section 2.02; 950 CMR 113.16)
I hereby certify that upon examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $                      having been paid, said articles are deemed to have been filed with me this                      day of                     , 20                     , at                     a.m./p.m.
    time
Effective date:
                         (must be within 90 days of date submitted)
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth
Filing fee: $275 for up to 275,000 shares plus $100 for each additional 100,000 shares or any fraction thereof.
TO BE FILLED IN BY CORPORATION
Contact Information:

Dawn M. Urbanowicz	+
c/o Nortek, Inc., 50 Kennedy Plaza
Providence, RI 02903
Telephone: 401-751-1600
Email: urbanowicz@nortek-inc.com
Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.